EXHIBIT 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY

OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

Bank One Trust Company, National Association

(Exact name of trustee as specified in its charter)

A National Banking Association	31-0838515
(I.R.S. employer identification number)

100 East Broad Street, Columbus, Ohio	43271-0181
(Address of principal executive offices)	(Zip Code)

Bank One Trust Company, N.A.

1 Bank One Plaza

Chicago, Illinois 60670

Attn: Sandra L. Caruba, Senior Counsel, (312) 336-9436

(Name, address and telephone number of agent for service)

STANDARD PACIFIC CORP.

(Exact name of obligor as specified in its charter)

Delaware	33-0475989
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification number)

15326 Alton Parkway
Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Debt Securities

(Title of Indenture Securities)

Item 1.	General Information. Furnish the following information as to the trustee:

(a)    Name and address of each examining or supervising authority to which it is subject. Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

(b)    Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation. No such affiliation exists with the trustee.
Item 16.

List of exhibits.    List below all exhibits filed as a part of this Statement of Eligibility.

1.      A copy of the articles of association of the trustee now in effect.*

2.      A copy of the certificate of authority of the trustee to commence business.*

3.      A copy of the authorization of the trustee to exercise corporate trust powers.*

4.      A copy of the existing by-laws of the trustee.*

5.      Not Applicable.

6.      The consent of the trustee required by Section 321(b) of the Act.

7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority. 8. Not Applicable. 9. Not Applicable.

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 21st day of July, 2003.

Bank One Trust Company, National Association, Trustee

By	/s/ SANDRA L. CARUBA
Sandra L. Caruba Senior Counsel

*  Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Burlington Northern Santa Fe Corporation, filed with the Securities and Exchange Commission on May 10, 2000 (Registration No. 333-36718).

EXHIBIT 6

THE CONSENT OF THE TRUSTEE REQUIRED

BY SECTION 321(b) OF THE ACT

July 21, 2003

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Standard Pacific Corp. and Bank One Trust Company, N.A., as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,
Bank One Trust Company, National Association

By:	/s/ SANDRA L. CARUBA
Sandra L. Caruba Senior Counsel

Bank One Trust Company, N.A.		FFIEC 041 RC-1
Legal Title of Bank

Columbus
City		11
OH	43271

State	Zip Code

FDIC Certificate Number – 21377

Consolidated Report of Condition for Insured Commercial

and State-Chartered Savings Banks for March 31, 2003

All schedules are to be reported in thousands of dollars. Unless otherwise indicated,

report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands			RCON	Bil / Mil / Thou

ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1)			0081	1,055,689	1.a
b. Interest-bearing balances (2)			0071	0	1.b
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	119	2.b
3. Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold			B987	716,920	3.a
b. Securities purchased under agreements to resell (3)			B989	397,102	3.b
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale			5369	0	4.a
b. Loans and leases, net of unearned income	B526	95,531			4.b
c. LESS: Allowance for loan and lease losses	3123	424			4.c
d. Loans and leases, net of unearned income and allowance (Item 4.b minus 4.c)			B529	95,107	4.d
5. Trading assets (from Schedule RC-D)			3545	0	5
6. Premises and fixed assets (including capitalized leases)			2145	13,421	6
7. Other real estate owned (from Schedule RC-M)			2150	0	7
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)			2130	0	8
9. Customers’ liability to this bank on acceptances outstanding			2155	0	9
10. Intangible assets
a. Goodwill			3163	0	10.a
b. Other intangible assets (from Schedule RC-M)			0426	5,567	10.b
11. Other assets (from Schedule RC-F)			2160	372,249	11
12. Total assets (sum of items 1 through 11)			2170	2,656,174	12

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements, regardless of maturity.

Bank One Trust Company, N.A.	FFIEC 041 RC-2
Legal Title of Bank

FDIC Certificate Number – 21377	12

Schedule RC—Continued

Dollar Amounts in Thousands			RCON	Bil / Mil / Thou

LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals in columns A and C from Schedule RC-E)			2200	1,524,707	13.a
(1) Noninterest-bearing (1)	6631	966,383			13.a.1
(2) Interest-bearing	6636	558,324			13.a.2
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase
a. Federal funds purchased (2)			B993	0	14.a
b. Securities sold under agreements to repurchase (3)			B995	0	14.b
15. Trading liabilities (from Schedule RC-D)			3548	0	15
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M):			3190	0	16
17. Not applicable
18. Bank’s liability on acceptances executed and outstanding			2920	0	18
19. Subordinated notes and debentures (4)			3200	0	19
20. Other liabilities (from Schedule RC-G)			2930	933,994	20
21. Total liabilities (sum of items 13 through 20)			2948	2,458,701	21
22. Minority interest in consolidated subsidiaries			3000	0	22
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus			3838	0	23
24. Common stock			3230	800	24
25. Surplus (exclude all surplus related to preferred stock)			3839	45,157	25
26. a. Retained earnings			3632	151,514	26.a
b. Accumulated other comprehensive income (5)			B530	2	26.b
27. Other equity capital components (6)			A130	0	27
28. Total equity capital (sum of items 23 through 27)			3210	197,473	28
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)			3300	2,656,174	29

Memorandum
To be reported with the March Report of Condition.
			RCON	Number

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed by the bank by independent external auditors as of any date during 2002			6724	2	M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm

4 = Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 = Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6 = Review of the bank’s financial statements by external auditors

7 = Compilation of the bank’s financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

(1)	Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “other borrowed money.”
(3)	Includes all securities repurchase agreements, regardless of maturity.
(4)	Includes limited-life preferred stock and related surplus.
(5)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(6)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.